    As filed with the Securities and Exchange Commission on August 26, 1998
                       Registration No. 333-__________

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                             SYNC RESEARCH, INC.
            (Exact name of Registrant as specified in its charter)

            DELAWARE                               33-0676350
    (State of incorporation)         (I.R.S. Employer Identification No.)


                                  40 PARKER
                              IRVINE, CA  92618
                   (Address of principal executive offices)
                           _______________________


           SYNC RESEARCH, INC. AMENDED AND RESTATED 1991 STOCK PLAN
  SYNC RESEARCH, INC. AMENDED AND RESTATED 1995 DIRECTORS' STOCK OPTION PLAN
                          (Full title of the Plans)
                           _______________________

                              RICHARD W. MARTIN
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SYNC RESEARCH, INC.
                                  40 PARKER
                              IRVINE, CA  92618
                                (949) 588-2070
(Name, address and telephone number, including area code, of agent for service)
                           _______________________

                                   Copy to:

                                Mark A. Medearis
                                Venture Law Group
                           A Professional Corporation
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                (650) 854-4488

--------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------
                                                           Proposed       Proposed
                                                           Maximum        Maximum
                                              Maximum      Offering       Aggregate    Amount of
       Title of Securities to              Amount to be    Price Per      Offering    Registration
           be Registered                   Registered(1)     Share         Price          Fee
--------------------------------------------------------------------------------------------------
AMENDED AND RESTATED 1991 STOCK PLAN
  Common Stock, $0.001 par value.........    750,000       $ 1.8907(3)    $ 1,418,025  $ 418.31
                                            Shares(2)

AMENDED AND RESTATED 1995 DIRECTORS' STOCK OPTION PLAN

  Common Stock, $0.001 par value..........   100,000       $ 1.8907(5)    $   189,070  $  55.78
                                            Shares(4)

                TOTAL                        850,000       $ 1.8907       $ 1,607,095  $ 474.09
                                            Shares


_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) This total represents a 750,000 share increase in the shares reserved for issuance under the Amended and Restated 1991 Stock Plan (the "Plan"), which increase was approved by the Registrant's Board of Directors and stockholders at meetings on January 30, 1998 and June 12, 1998, respectively. None of the shares registered hereunder are subject to outstanding options. An additional 2,859,309 shares were registered for issuance under the plan pursuant to a previous registration statement on Form S-8 filed by the Registrant, (registration number 333-00166) with the Commission on January 16, 1996 and an additional 650,000 shares were registered for issuance under the Plan pursuant to a registration statement on Form S-8 filed by the Registrant, (registration number 333-10941) with the Commission on August 28, 1996.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "SECURITIES ACT") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on August 21, 1998.

(4) This total represents a 100,000 share increase in the shares reserved for issuance under the Amended and Restated 1995 Directors' Stock Option Plan (the "Directors' Plan"), which increase was approved by the Registrant's Board of Directors and stockholders at meetings on January 30, 1998 and June 12, 1998, respectively. None of the stock registered hereunder are subject to outstanding options. An additional 100,000 shares were registered for issuance under the Directors' Plan pursuant to a previous registration statement on Form S-8 filed by the Registrant (registration number 333-00166) with the Commission on January 16, 1996.

(5) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on August 21, 1998.

                                      PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 31, 1998 pursuant to Section 13 of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on October 10, 1995 and the Registrant's Registration Statement on Form 8-A/A filed on November 4, 1995, each pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

     Article X of the Registrant's Amended and Restated Certificate of Incorporation, filed November 17, 1995, provides for indemnification of its directors, officers and employees to the maximum extent permitted by the Delaware General Corporation Law.

     Article VI of the Registrant's Bylaws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law against expenses, judgments and other amounts actually and reasonably incurred in connection with a proceeding arising from the person's status as an agent of the Corporation. Such expenses shall be paid by the Corporation in advance of the final disposition of such action if the indemnified person undertakes to repay such amounts if it is determined that he or she is not entitled to indemnification.

     The Registrant has also entered into indemnification agreements with its officers and directors. The indemnification agreements require the Registrant to indemnify such persons in proceedings if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. With respect to any proceeding by or in the right of the Registrant, no indemnification shall be made if the indemnitee is adjudged liable to the Company if applicable law prohibits such indemnification unless the court determines that indemnification may nevertheless be made by the Company. With respect to any criminal proceeding other than one brought by or in the right of the Registrant, the indemnitee also must have no reasonable cause to believe his or her conduct was unlawful in order to gain indemnity.

     Reference is also made to Section (c) of the Underwriting Agreement entered into by the Registrant in connection with its initial public offering of its Common Stock indemnifying officers and directors of the Registrant against certain liabilities. In addition, the Registrant has obtained directors and officers' liability insurance covering, subject to certain exceptions, actions taken by the Registrant's directors and officers in their capacities as such.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.   EXHIBITS.


 Exhibit
 Number
--------
 5.1      Opinion of Venture Law Group, a Professional Corporation.

23.1      Consent of Venture Law Group, a Professional Corporation (included in
          Exhibit 5.1).

23.2      Consent of Ernst & Young LLP, Independent Auditors.

23.3      Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1      Powers of Attorney (see p. 8).


Item 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          [Signature Pages Follow]

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sync Research, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this August 25, 1998.

                           Sync Research, Inc.


                           By:    /s/ William K. Guerry
                                 --------------------------------------
                                   William K. Guerry
                                   Vice President of Finance and
                                   Administration and Chief Financial
                                   Officer

                            POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard W. Martin and William K. Guerry, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                       Title                     Date
          ----------                      -----                     ------
 /s/ Richard W. Martin        President and Chief Executive    August 25, 1998
 -------------------------    Officer (Principal Executive
 Richard W. Martin            Officer)

 /s/ William K. Guerry        Vice President, Finance and      August 25, 1998
 -------------------------    Administration, Secretary and
 William K. Guerry            Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

 /s Charles A. Haggerty       Director                         August 25, 1998
 -------------------------
 Charles A. Haggerty

                              Director
 -------------------------
 John H. Rademaker

 /s/ Gregorio Reyes           Director                         August 25, 1998
 -------------------------
 Gregorio Reyes

 /s/ William J. Schroeder     Director                         August 25, 1998
 -------------------------
 William J. Schroeder


                                 INDEX TO EXHIBITS


   Exhibit
   Number
   ------

     5.1     Opinion of Venture Law Group, a Professional Corporation

    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

    23.2     Consent of Ernst & Young LLP, Independent Auditors

    23.3     Consent of PricewaterhouseCoopers LLP, Independent
             Accountants

    24.1     Powers of Attorney (see p. 8).